UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022 (February 7, 2022)

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road, Suite 322

Great Neck New York 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange ☐

Item 5.08 Shareholder Director Nomination.

The Board has established April 22, 2022 as the date of the annual meeting of the stockholders for the fiscal year ended June 30, 2021 (the “2021 Annual Meeting”). Because the date of the 2021 Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s 2020 annual meeting of stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended, the Company is informing the stockholders of such change. The exact time and location of the 2021 Annual Meeting will be specified in the Company’s proxy statement for the 2021 Annual Meeting. Stockholders as of the close of business on the record date, March 1, 2022, will be entitled to vote at the meeting.

In order for a proposal under Rule 14a-8 under the Exchange Act to be considered timely, it must be received by the Company on or prior to 5:00 p.m., eastern time, February 21, 2022 at the Company’s principal executive offices at 98 Cutter Mill Road, Suite 322, Great Neck, NY 11021, directed to the attention of the Corporate Secretary, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Any proposal received after such date will be considered untimely. All such proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the Company’s proxy statement for the 2021 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2022

Singularity Future Technology Ltd.

By:	/s/ Yang Jie
Name:	Yang Jie
Title:	Chief Executive Officer

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